                                                   May 28, 2004

Strategic Partners Managed Large Cap Growth Fund
Jennison Growth Fund

Strategic Partners Mutual Funds, Inc.
Prudential Investment Portfolios, Inc.

Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ  07102-4077

Ladies and Gentlemen:

                  We are acting as counsel to Strategic Partners Mutual Funds, Inc. ("SPMF") in connection with the proposed transfer of all of the assets of Strategic Partners Managed Large Cap Growth Fund, a series of SPMF
(the "Acquired Fund"), to Jennison Growth Fund, a series of Prudential Investment Portfolios, Inc. (the
"Acquiring Fund"), in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the
Acquired Fund's liabilities, pursuant to the proposed Plan of Reorganization, filed as an exhibit to the
Prospectus (as defined below), by and between Prudential Investment Portfolios, Inc. and SPMF on behalf of the
Acquiring Fund and the Acquired Fund, respectively (the "Plan").  The transactions contemplated by the Plan are referred to herein as the "Reorganization."  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.  Unless otherwise specifically indicated, all "Section" references are to the Internal Revenue Code of 1986, as amended and currently in effect (the "Code").  In connection with the filing by Prudential Investment Portfolios, Inc. of the Registration Statement on Form N-14 (the
"Registration Statement"), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganization.

                  We have participated in the preparation of the Registration Statement relating, among other things, to the shares of the Acquiring Fund to be offered in exchange for the assets of the Acquired Fund, and containing the Prospectus and Proxy Statement relating to the Reorganization (the "Prospectus"), filed with the
Securities and Exchange Commission (the "Commission") on April 20, 2004 pursuant to the provisions of the
Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder.  In addition, in connection with rendering the opinion expressed herein, we have examined originals or copies of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Plan attached as an exhibit to the Prospectus.

                  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity of the Plan as executed and delivered by the parties with the form of the Plan attached as an exhibit to the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

                  In connection with rendering our opinion, we have further assumed that the transactions contemplated by the Plan will be consummated in accordance therewith and as described in the Prospectus and that the information in the Prospectus is true, correct and complete.  We have relied on the representations made by
Grace C. Torres on behalf of the Acquiring Fund and the Acquired Fund in an Officer's Certificate, dated May 28,
2004, and we have assumed that such representations are, and will continue to be, true, correct and complete.

                  Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Code, the
Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the
Internal Revenue Service (the "IRS"), and other administrative pronouncements, all as in effect on the date hereof, we are of the opinion that the Reorganization will constitute a "reorganization" within the meaning of
Section 368(a), and that:

1.       Each of the Acquiring Fund and the Acquired Fund will be a "party to a reorganization" within the meaning of Section 368(b);

2.       In accordance with Sections 357 and 361, no gain or loss will be recognized by the Acquired Fund as a result of the transfer of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Acquired Fund shareholders, as provided for in the
Plan;

3.       In accordance with Section 1032, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by the
Acquiring Fund of the liabilities of the Acquired Fund, as provided for in the Plan;

4.       In accordance with Section 362(b), the tax basis of the assets of the Acquired Fund in the hands of the
Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the consummation of the Reorganization;

5.       In accordance with Section 1223, the Acquiring Fund's holding period with respect to the assets of the
Acquired Fund acquired by it will include the period for which such assets were held by the Acquired Fund;

6.       In accordance with Section 354(a)(1), no gain or loss will be recognized by the shareholders of the
Acquired Fund upon the receipt (whether actual or constructive) of the Acquiring Fund Shares in exchange for their shares of the Acquired Fund;

7.       In accordance with Section 358, immediately after the Reorganization, the tax basis of the Acquiring
Fund Shares received (whether actually or constructively) by the shareholders of the Acquired Fund in the
Reorganization will be equal, in the aggregate, to the tax basis of the shares of the Acquired Fund surrendered in exchange therefor;

8.       In accordance with Section 1223, a shareholder's holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the Acquired Fund shares were held as a capital asset at the time of the exchange; and

9.       The taxable year of the Acquired Fund will end on the effective date of the Reorganization, and, pursuant to Section 381(a) and the regulations thereunder, the Acquiring Fund will succeed to and take into account, subject to applicable limitations, certain tax attributes of the Acquired Fund, such as earnings and profits, capital loss carryovers and method of accounting.

                  No opinion is expressed as to any other matter, including the accuracy of the representations or the reasonableness of the assumptions relied upon by us in rendering the opinion set forth above.  Our opinion is based on current United States federal income tax law and administrative practice and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so.  Our opinion is not binding upon the IRS or a court and will not preclude the IRS or a court from adopting a contrary conclusion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof.  In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                                   Very truly yours,

                                                                   /s/Shearman & Sterling LLP

RJB/MI
MBS